SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                 May 21, 1997


                         CARRINGTON LABORATORIES, INC.
            (Exact name of registrant as specified in its charter)


               Texas                  0-11997            75-1435663
          (State or other           (Commission        (IRS Employer
          jurisdiction of           File Number)       Identification No.)
          incorporation)




                  2001 Walnut Hill Lane, Irving, Texas  75038
              (Address of principal executive offices) (Zip Code)



              Registrant's telephone number, including area code:

                                (972) 518-1300

   Item 5.  Other Events.

         On May 21, 1997, the Registrant repurchased all 330 outstanding shares of its Series E Convertible Preferred Stock, par value $100 per share (the "Series E Shares"), from the 10 holders thereof (the "Series E Shareholders") for a total cash purchase price of approximately $3,852,000. The purchase price was determined through discussions between the Registrant and a representative of the Series E Shareholders and was based on the original price at which the Series E Shareholders had purchased the Series E Shares from the Registrant ($10,000 per share) plus a premium of $1,490 per share (equal to the premium that would have resulted from a conversion of the Series E Shares into Common Stock of the Registrant at the applicable conversion price) plus interest at the rate of 7% per annum on $10,000 per Series E Share from February 15, 1997 through the date of the purchase (approximately $60,000). The Registrant was already obligated to pay the interest portion of the purchase price through May 15, 1997 pursuant to agreements entered into with the Series E Shareholders in March 1997 in connection with the Registrant's previous repurchase of other Series E Shares. The Registrant used funds already on hand to pay the purchase price of the Series E Shares. On May 31, 1997, the Registrant's balance of cash and cash equivalents was approximately $1,173,000 excluding a $1,500,000 certificate of deposit that is pledged to secure a letter of credit issued to a supplier.

         In connection with the May 21, 1997 repurchase of Series E Shares, the Registrant and the Series E Shareholders agreed to terminate their existing Registration Rights Agreements, thereby relieving the Registrant of certain obligations, including (i) the obligation to register the shares of Common Stock into which the Series E Shares were convertible with the Securities and Exchange Commission, and (ii) the obligation to pay the Series E Shareholders certain "periodic amounts" if the registration statement covering such shares of Common Stock was not declared effective on or before May 15, 1997.

         The Series E Shareholders from whom the Registrant purchased the Series E Shares were Kapok International Inc., Bridge Ltd., EuroFactors International Inc., Bernstein, Liebhard & Lifshitz, Harmen Partners, Wolfson Equities, The Tail Wind Fund Ltd., Colophon N.V., FTS Worldwide Corporation, and Ramlu Trading Corporation.

        Pro forma balance sheet information as of March 31, 1997 follow assuming the repurchase of the shares had been consummated as of that date.

                                        As Reported        Pro forma
                                        -----------        ---------
               Working Capital           $ 10,377           $ 6,525
               Total Assets                27,073            23,221
               Shareholders' Investment    23,973            20,121


       For earnings per share purposes, the preminum of $1,490 per share ($491,700) was previously recognized as a deduction from net income to arrive at net income attributable to common stock holders in the fourth quarter of 1996. Therefore, the payment of the premium will not impact earnings per share for the quarter ended June 30, 1997. The $60,000 payment of interest, net of accrued interest recognized as a deduction from net income to arrive at net income attributable to common stock holders in the first quarter of 1997, will reduce earnings per share attributable to common stock holders by approximately $.003 for the quarter ended June 30, 1997 and would have reduced the loss per common and common equivalent share available to common shareholders from $.74 to $.75 if this transaction had been made as of the beginning of the fiscal year.

   Item 7.     Financial Statements and Exhibits.

               (c)   Exhibits
                     Item        Exhibit

                     10.1 Form of Letter Agreement dated May 9, 1997 between the Registrant and each holder of Series E Convertible Preferred Stock

                     10.2 Form of Second Offer and Agreement of Sale and Purchase dated May 15, 1997 between the Registrant and each holder of Series E Convertible Preferred Stock

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   Date:  June 5, 1997                 CARRINGTON LABORATORIES, INC.




                                 By: ________________________________
                                       Carlton E. Turner, Ph.D., D.Sc.
                                       President and Chief Executive
                                       Officer

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   Date:  June 5, 1997                 CARRINGTON LABORATORIES, INC.




                                 By:   /s/ Carlton E. Turner
                                       Carlton E. Turner, Ph.D., D.Sc.
                                       President and Chief Executive
                                       Officer

                               INDEX TO EXHIBITS


         Exhibit
         Number      Exhibit

         10.1 Form of Letter Agreement dated May 9, 1997 between the Registrant and each holder of Series E Convertible Preferred Stock

         10.2 Form of Second Offer and Agreement of Sale and Purchase dated May 15, 1997 between the Registrant and each holder of Series E Convertible Preferred Stock